Execution Copy

                                    AGREEMENT

     THIS AGREEMENT ("Agreement"), which has an effective date of April 19, 2004 (the "Effective Date"), is made by and between THE VANGUARD GROUP, INC, a Pennsylvania Corporation ("Vanguard"), and William Blair & Company, L.L.C., a Delaware limited liability company ("WBC").

                               W I T N E S S E T H

     WHEREAS, Vanguard is registered as an investment adviser under the Investment Advisers Act of 1940 (the "Advisers Act");

     WHEREAS, Vanguard is wholly and jointly owned by certain registered investment companies (the "Member Funds");

     WHEREAS, Vanguard provides the Member Funds with corporate management, administrative, transfer agency, distribution, and investment advisory services on an at-cost basis;

     WHEREAS,  Vanguard  World  Funds  (the  "Trust")  is a  Member  Fund and an
open-end,   diversified  management  investment  company  registered  under  the
Investment Company Act of 1940, as amended (the "1940 Act");

     WHEREAS, the Trust offers a series fund known as Vanguard U.S. Growth Fund (the "Fund");

     WHEREAS, the Trust has entered an investment advisory agreement, dated April 19, 2004, under which WBC provides investment advisory services to the Fund; and

     WHEREAS, in connection with services which WBC may render with regard to the Fund, WBC desires to be indemnified by Vanguard, and Vanguard desires to indemnify WBC, as described herein concerning claims which may be based on events occurring prior to the time of WBC providing such services.

     NOW THEREFORE, in consideration of the mutual promises and undertakings set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Trust and WBC hereby agree as follows:

     1. DEFENSE OF THIRD-PARTY CLAIMS. As described in this Agreement, Vanguard, at its expense, shall handle, defend and/or settle any claim or action threatened or brought by a third party against WBC, its Affiliates (defined below), or its or their respective officers, directors, members, managers, employees, agents, consultants or other representatives (each, a "WBC Indemnified Party," and collectively, the "WBC Indemnified Parties") to the extent such claim or action (a) is related to the Fund in any manner, and (b) is


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based on events,  acts or omissions  occurring prior to the Effective Date. Each third-party claim or action described in the immediately preceding sentence is referred to herein as a "Third-Party Claim." As used herein, the term "Affiliate" shall mean any entity that WBC controls, is controlled by or is under common control with. As used in the definition of "Affiliate," the term "control" shall mean possessing, directly or indirectly, the power to vote 50% or more of the securities having ordinary voting power for the election of directors of such entity.

     2. INDEMNIFICATION. Vanguard shall indemnify and hold each WBC Indemnified Party harmless from and against any and all liabilities, damages and expenses (including but not limited to reasonable attorneys' and experts' fees) that any WBC Indemnified Party may incur, suffer, or be required to pay to the extent arising out of any Third-Party Claim; provided, however, that (a) WBC promptly notifies Vanguard in writing of any Third-Party Claim for which it is seeking or may seek indemnification hereunder and specifies the nature of such Third-Party Claim, (b) WBC reasonably cooperates with Vanguard, at Vanguard's reasonable request and expense, in the handling, defense or settlement of such Third-Party Claim, and (c) Vanguard shall have full authority and control over the handling, defense and settlement of such Third-Party Claim. Notwithstanding the foregoing, in the event that Vanguard fails to appoint an attorney or otherwise assume authority and control of the Third-Party Claim within thirty (30) calendar days after WBC has notified Vanguard of any such Third-Party Claim, then WBC shall have the right to select and appoint an alternative attorney and the reasonable cost and expense thereof shall be paid by Vanguard. Without limiting the immediately preceding sentence, WBC shall have the right, at its own expense, to participate and be represented, through its attorneys, in the defense or settlement of any such Third-Party Claim.

     3. LIMITATIONS. The obligations of Vanguard as set forth in Sections 1 and 2 above shall not extend to any Third-Party Claim to the extent that such Third-Party Claim arises out of or relates to any conduct, act or omission of any WBC Indemnified Party.

     4. STATUS OF PARTIES. WBC will, in connection with this Agreement, be deemed to be an independent contractor and will, unless otherwise expressly provided or authorized, have no authority to act for or represent Vanguard, or the Trust, in any way or otherwise be deemed an agent of Vanguard or the Trust.

     5. LIABILITY OF WBC. No provision of this Agreement will be deemed to protect WBC against any liability to Vanguard, the Trust, or their respective shareholders to which it might otherwise be subject by reason of its willful misfeasance, bad faith or gross negligence.

     6. DURATION; TERMINATION; AMENDMENT. This Agreement shall become effective on the Effective Date and will continue indefinitely. This Agreement may be terminated by mutual consent of WBC and Vanguard without payment of any penalty.

This Agreement may be amended by mutual consent of Vanguard and WBC. As used in this section, the term "assignment" will have the meaning set forth in section 2(a)(4) of the 1940 Act.

     7. NOTICE. Any notice under this Agreement will be given in writing, addressed and delivered, or mailed postpaid, to the other party as follows:

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         If to Vanguard, at:

              The Vanguard Group, Inc.
              P.O. Box 2600
              Valley Forge, PA 19482
              Attention:  Jeffrey S. Molitor
              Telephone: 610-669-6303
              Facsimile:  610-503-5855

         with a copy to (which shall not constitute notice):

              The Vanguard Group, Inc.
              P.O. Box 2600, V-26
              Valley Forge, PA 19482
              Attention: General Counsel
              Telephone: 610-669-6100
              Facsimile:  610-669-6600

         If to WBC, at:

              William Blair & Company, LLC
              222 West Adams Street
              Chicago, Illinois 60606
              Attention: Michelle Seitz

              Telephone: 312-364-8129
              Facsimile:
              With a copy to (which shall not constitute notice)

              William Blair & Company, LLC
              222 West Adams Street
              Chicago, Illinois 60606
              Attention: General Counsel
              Telephone: 312-236-1600
              Facsimile: 312-551-4646

     8. SEVERABILITY. If any provision of this Agreement will be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby.

     9. CONFIDENTIALITY. WBC shall keep confidential any and all information obtained in connection with the services rendered hereunder and relating directly or indirectly to Vanguard, the Trust, or the Fund and shall not disclose any such information to any person other than the Trust, the Board of Directors of the Trust, Vanguard, or any director, officer, or employee of the Trust or Vanguard, except (i) with the prior written consent of Vanguard and the

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

Trust, (ii) as required by law, regulation, court order or the rules or regulations of any self-regulatory organization, governmental body or official having jurisdiction over WBC, or (iii) for information that is publicly available other than due to disclosure by WBC or its affiliates or becomes known to WBC from a source other than the Trust, the Board of Directors of the Trust, the Fund, or Vanguard.

     10. GOVERNING LAW. All questions concerning the validity, meaning, and effect of this Agreement shall be determined in accordance with the laws (without giving effect to the conflict-of-law principles thereof) of the State of Delaware applicable to contracts made and to be performed in that state.

     IN WITNESS WHEREOF, the parties hereto hereby execute this Agreement.

WILLIAM BLAIR & COMPANY, L.L.C.          THE VANGUARD GROUP, INC.



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